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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 19, 2002, relating to the financial statements and financial highlights appearing in the May 31, 2002 Annual Report to Shareholders of T. Rowe Price Corporate Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price High Yield Fund, Inc., T. Rowe Price New Income Fund, Inc.,
T. Rowe Price Personal Strategy Funds, Inc. (comprised of T. Rowe Price Personal Strategy Balanced Fund, T. Rowe Price Personal Strategy Growth Fund and T. Rowe Price Personal Strategy Income Fund), T. Rowe Price Prime Reserve Fund, Inc., T. Rowe Price Reserve Investment Funds, Inc. (comprised of T. Rowe Price Government Reserve Investment Fund and T. Rowe Price Reserve Investment Fund), T. Rowe Price Short-Term Bond Fund, Inc. and T. Rowe Price U.S. Treasury Funds, Inc. (comprised of T. Rowe Price U.S. Treasury Intermediate Fund, T. Rowe Price U.S. Treasury Long-Term Fund and T. Rowe Price U.S. Treasury Money Fund), which are incorporated by reference into the Registration Statement; 2) the inclusion in the Registration Statement of our report dated April 26, 2002, relating to the financial statements of T. Rowe Price Institutional High Yield Fund; and 3) the references to us under the headings "Financial Highlights" in the Prospectus and
 "Independent Accountants" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, MD
September 24, 2002